                                                                     EXHIBIT 3.3

                                    BY-LAWS

                                      -of-

                        PHOENIX MEDICAL TECHNOLOGY, INC.



                                   ARTICLE 1

                                 Offices; Agent

         Section 1. Principal Office; Registered Agent. Until changed in the manner specified by law, the principal office of the Corporation and the Corporation's registered agent shall be as set forth in the Corporation's Certificate of Incorporation as the same may be amended from time to time (hereinafter referred to as the "Certificate of Incorporation").

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as from time to time the Board of Directors may determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the purpose of electing directors and transacting such other business as may properly come before the meeting shall be held on the last Monday of April of each year or on such other date as may be determined by the Board of Directors.

         Section 2. Special Meetings. Special meetings of stockholders or of any class of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors.

         Section 3. Place of Meetings. Meetings of stockholders shall be held at the principal office of the Corporation unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Delaware and causes the notice thereof to so state.

         Section 4. Notice of Meetings. Unless waived by him, a written notice of each annual or special meeting, stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at such meeting, not more than sixty days nor less than ten days before such meeting. If mailed, such notice shall be addressed to the stockholder at his address as it appears upon the records of the Corporation. Unless otherwise required by law, notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are announced at such meeting.

         Notice of any meeting of stockholders or class thereof, whether required by law, the Certificate of Incorporation, or these By-Laws, may be waived in writing by any stockholder entitled to such notice, either before or after the holding of such meeting. The attendance of any stockholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall constitute a waiver by him of notice of such meeting.

         Section 5. Quorum. Unless a greater proportion is required by law, the Certificate of Incorporation, or these By-Laws, and subject to the right of any class of shares to vote as a class, at any meeting of stockholders (i) the holders of shares constituting a majority of the shares entitled to vote, if present in person or by proxy, shall constitute a quorum for all purposes; and
(ii) if a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of a majority of the shares present in person or by proxy and entitled to vote on the subject matter.

         At any meeting, whether a quorum is present or not, the holders of a majority of the shares present in person or by proxy and entitled to vote may adjourn the meeting to another time or place. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified or held.

         Section 6. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. The instrument appointing a proxy shall be in writing and subscribed by the person making the appointment. The person so appointed need not be a stockholder. A vote in accordance with the terms of a proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the appointment unless notice in writing of such death, incapacity, or revocation shall have been given to the Corporation before a vote is taken. The presence of a stockholder at a meeting shall not operate to revoke a proxy unless and until notice of such revocation is given to the Corporation in writing or in open meeting.

                                  ARTICLE III

                                   Directors

         Section 1. Number and Classification. The number of directors of the Corporation shall be not less than six nor more than fifteen. Within such minimum and maximum limitations, the authorized number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors. Until otherwise determined by the Board of Directors, the number of directors shall be fixed at nine.

         The Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. The terms and classes of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are duly elected and qualified shall be as specified in Section 2 of this Article III. Thereafter, the number of directors in each class shall be determined by the Board of Directors.

         Section 2. Term of Office. The persons who are to serve as directors until the first annual meeting of stockholders or until their successors are duly elected and qualified shall be initially classified as follows: the first class of directors shall consist of Harold H. Heath, Byron M. Layman and William
T. Sena, or their successors chosen pursuant to Section 4 of this Article III; the second class of directors shall consist of Edward W. Gallaher, Sr., Ralph E. Heyman and John J. Sullivan or their successors chosen pursuant to Section 4 of this Article III; and the third class of directors shall consist of William E. LeMay, Grover C. Mixon and Arthur Parsons, or their successors chosen pursuant to Section 4 of this Article III. At the 1984 Annual Meeting of Stockholders or special meeting in lieu thereof (the "1984 Meeting"), the term of office of the first class of directors shall expire; at the first annual meeting after the 1984 Meeting, the term of office of the second class shall expire; and at the second annual meeting after the 1984 Meeting, the term of office of the third class shall expire. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

         Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified or until his earlier resignation or removal. No reduction in the number of directors or change in the size of any class shall shorten the term of any incumbent director.

         Section 3. Qualifications of Directors. Directors of the Corporation need not be stockholders of the Corporation.

         Section 4. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office, or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

         Section 5. Removal. Any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors.

                                   ARTICLE IV

                  Powers and Meetings of the Board of Directors

         Section 1. Powers of the Board. Except as otherwise provided by law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 2. Meetings of the Board. An annual meeting of the Board of Directors shall be held immediately following the adjournment of each annual meeting of stockholders, and notice of such meeting need not be given.

         The Board of Directors may, by resolution, provide for other meetings of the Board. Meetings of the Board of Directors may also be held at any time upon the call of the Chairman of the Board, the President, or any three members of the Board.

         Meetings of the Board of Directors may be held at any place either within or without the State of Delaware. Written notice of the time and place of each meeting of the Board of Directors other than the annual meeting shall be given by mailing the same to each director at his last-known address at least three days prior to the date of said meeting, or such notice may be personally delivered or telegraphed to each director not less than twenty-four hours before the meeting. Notices need not specify the purposes of the meeting. Notice of any meeting of directors may be waived in writing by any director, either before or after the holding of such meeting. The attendance of any director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall constitute a waiver by him of notice of such meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are announced at such meeting.

         Section 3. Quorum. A majority of the then authorized number of directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at any time or place appointed for a meeting of the Board, a majority of those present may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until a quorum shall be present. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Certificate of Incorporation or these By-Laws.

         Section 4. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all directors consent thereto in writing and the writing or writings are filed with or entered upon the records of the Corporation.

         Section 5. Action by Communications Equipment. Directors may participate in a meeting of the Board or any committee of directors appointed by the Board as hereinafter provided by means of conference telephone or other communications equipment if all persons participating can hear each other. Participation in a meeting pursuant to this Section shall constitute presence at such meeting.

                                    ARTICLE V

                                   Committees

         The Board of Directors may, by resolution passed by a majority of the then authorized number of directors, designate one or more committees, each committee to consist of three or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. To the extent provided in the resolution of the Board of Directors establishing any such committee and except as otherwise prohibited by law, any committee of the Board may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation other than the power or authority to declare a dividend or to authorize the issuance of stock.

         Each such committee shall serve at the pleasure of the Board of Directors and shall be subject to the control and direction of the Board of Directors.

         An act or authorization of an act by any such committee within the authority delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors.

         Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members and filed with or entered upon the records of the Corporation.

         The Board of Directors may likewise appoint other members of any committee who are not members of the Board of Directors; provided, however, that any such individual shall act only in an advisory capacity and shall have no vote upon any matter of business before the committee.

                                   ARTICLE VI

                                    Officers

         Section 1. Officers. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and such other officers (including, without limitation, a Chairman of the Board and one or more Vice Presidents) and assistant officers as the Board of Directors from time to time may determine. Any two or more offices may be held by one person, except the offices of President and Vice President.

         Section 2. Election and Term of Office. Each officer of the Corporation shall be elected by the Board of Directors and shall hold office until the annual meeting of the Board of Directors following his election and until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may remove any officer at any time, with or without cause. The Board of Directors may fill any vacancy in any office occurring from whatever cause.

                                   ARTICLE VII

                               Duties of Officers

         Section 1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and Shareholders. The authority of the Chairman of the Board to execute certificates for shares, contracts, deeds, notes, mortgages, bonds, other obligations, and other papers in the name of the Corporation shall be coordinate with like authority of the President. The Chairman of the Board shall perform such other and further duties as may from time to time be required of him by the Board of Directors including, without limitation thereto, the duties of the Chief Executive Officer.

         Section 2. President. The President shall have general supervision, administration and direction of all the Corporation's affairs, subject to the direction of the Board of Directors. He shall preside at all meetings of shareholders and directors and sign all certificates for shares, contracts, notes, deeds, mortgages, bonds, other obligations, or other papers requiring his signature, and he shall perform such other and further duties as may from time to time be required of him by the Board of Directors.

         Section 3. Vice-President. The Vice-Presidents, in the order designated by the Board of Directors, shall perform all duties of the President, in case of his absence or disability, together with such other duties as the Board of Directors may from time to time prescribe. The authority of the Vice-Presidents to execute certificates for shares, contracts, deeds, notes, mortgages, bonds, other obligations and other papers in the name of the Corporation shall be coordinate with like authority of the President.

         Section 4. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, contracts, deeds, notes, mortgages, bonds, other obligations, and other papers executed by the Corporation requiring his signature; give notice of meetings of shareholders and directors; keep such books as may be required by the Board of Directors and perform such other and further duties as may from time to time be required of him by the Board of Directors.

         Section 5. Treasurer. The Treasurer shall have general supervision of all finances. He shall receive and have in charge all money, bills, notes, deeds, leases, mortgages, insurance policies and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, on the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands. He shall also perform such other duties as may be assigned to him by the Board of Directors.

         Section 6. Assistant Officers. Assistant officers shall act as assistants to and under the direction of their superior officers, and shall be vested with all the powers and be required to perform any of the duties of their superior officers in their absence, and they shall perform such other and further duties as may from time to time be required of them by the Board of Directors.



                                  ARTICLE VIII

                   Indemnification of Directors and Officers

         The Corporation shall indemnify any person who served or serves as a director or officer of the Corporation and any director or officer of the Corporation who served or serves at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any and all losses, liabilities, damages, and expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, incurred by such person, in connection with any claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Corporation, by reason of any act or omission to act as such director, officer, employee, or agent, to the full extent permitted by Delaware law including, without limitation, the provisions of Section 145 of the General Corporation Law of Delaware.

         The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under these By-Laws or any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE IX

                        Certificates For Shares of Stock

         Section 1. The interest of each stockholder in the Corporation shall be evidenced by a certificate or certificates for shares in such form as the Board of Directors from time to time may prescribe. The shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require.

         Section 2. Certificates for shares of stock shall be signed by the Chairman of the Board, the President, or a Vice President, and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation and shall be countersigned and registered in such manner, if any, as the Board of Directors may prescribe. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 3. No certificate for shares of stock shall be delivered in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of such loss, theft, or destruction, and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms, and secured by such surety, as the Board of Directors in its discretion may require.

                                   ARTICLE X

                                      Seal

         The seal of the Corporation shall be circular with the name of the Corporation and the word "DELAWARE" surrounding the word "SEAL." Failure to affix the corporate seal shall not affect the validity of any instrument.

                                   ARTICLE XI

                                   Amendments

         These By-Laws may be amended or repealed only in the manner provided in the Corporation's Certificate of Incorporation.

                        PHOENIX MEDICAL TECHNOLOGY, INC.

                 Article VIII of the By-Laws of Phoenix Medical
          Technology, Inc., as Amended, Approved at the Annual Meeting
                       of Stockholders on April 22, 1988

                                  ARTICLE VIII
                   Indemnification of Directors and Officers

         The Corporation shall indemnify any person who served or serves as a director or officer of the Corporation and any director or officer of the. Corporation who served or serves at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any and all losses, liabilities, damages, expense including attorneys' fees, judgments, fines, and amounts paid in settlement, incurred by such person, in connection with any claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Corporation, by reason of any act or omission to act as such director, officer, employee, or agent, to the full extent permitted by Delaware law including, without limitation, the provisions of Section 145 of the General Corporation Law of Delaware.

         The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such claim, action, suit or proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law so requires, such payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

         The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under these By-Laws or any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                        PHOENIX MEDICAL TECHNOLOGY, INC.

                        UNANIMOUS WRITTEN CONSENT OF THE
                 BOARD OF DIRECTORS TO ACTION WITHOUT A MEETING

         The undersigned, being all of the members of the Board of Directors of Phoenix Medical Technology, Inc., a Delaware corporation (the "Corporation"), do hereby waive any and all requirements for the holding of a meeting or meetings of the Board of Directors of the Corporation and do hereby unanimously take the following actions and adopt the following preambles and resolutions, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, by signing our written consent hereto:

1.       Resignation of Byron M. Layman from Board of Directors.

         WHEREAS, effective as of April 20, 1999, after more than 20 years of distinguished service as a director of the Corporation and its predecessor, Byron M. Layman has resigned as a member of the Board of Directors of the Corporation and has tendered such resignation to the Corporation.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors accepts and confirms Mr. Layman's resignation from the Board; and

         FURTHER RESOLVED, that the members of the Board of Directors of the Corporation do hereby express our heartfelt gratitude and deepest appreciation to Mr. Layman for his exemplary service and invaluable leadership to the Corporation and thank him for the thoughtfulness, loyalty and effectiveness which characterized his 20 years of service on the Board.

2.       Amendment of Bylaws; Number of Directors.

         WHEREAS, following the resignation of Byron Layman from the Board of Directors, it is in the best interests of the Corporation to amend the Bylaws of the Corporation to allow for a Board of Directors with fewer members.

         NOW, THEREFORE, BE IT RESOLVED, that the first sentence of Article III, Section I of the Corporation's Bylaws be amended to read as follows:

                  The number of directors of the Corporation shall not be less than three nor more than fifteen.

         FURTHER RESOLVED, that, pursuant to Article III, Section I of the Corporation's Bylaws, as amended, the number of directors of the Corporation be fixed at four, until such number of directors be changed by further resolution of the Board of Directors.

         And we do hereby consent that the actions set forth in the foregoing preambles and resolutions shall have the same force and effect as though unanimously adopted at a duly called and convened meeting of the Board of Directors of the Corporation, effective as of the date hereof, and direct that a copy hereof be filed with the minutes of the proceedings of the Board of Directors of the Corporation.


                  *                 *                 *

         This document is dated and effective as of the 23rd day of April, 1999.



                                                   /s/Edward W. Gallaher, Sr.
                                                   -----------------------------
                                                      Edward W. Gallaher, Sr.



                                                    /s/ Grover C. Mixon
                                                   -----------------------------
                                                        Grover C. Mixon



                                                      /s/ Harold H. Heath
                                                   -----------------------------
                                                          Harold H. Heath



                                                    /s/ William T. Sena
                                                   -----------------------------
                                                        William T. Sena


                                       3